As filed with the Securities and Exchange Commission on February 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REVOLVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1640160
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12889 Moore Street

Cerritos, California 90703

(562) 677-9480

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2019 Equity Incentive Plan

(Full title of the Plans)

Michael Karanikolas
Michael Mente

12889 Moore Street

Cerritos, California 90703

(562) 677-9480

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jesse Timmermans Jodi Lumsdaine Chapin Revolve Group, Inc. 12889 Moore Street Cerritos, California 90703 (562) 677-9480	Michael Nordtvedt Victor Nilsson Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, WA 98104 (206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.001 par value per share, reserved for issuance under the 2019 Equity Incentive Plan	2,000,000(2)	$37.37(3)	$74,740,000	$8,155

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the 2019 Equity Incentive Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.

(2)	Represents additional shares of Class A common stock reserved for issuance as a result of an annual evergreen increase provided for in the 2019 Plan.
(3)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $37.37 per share, which is the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on February 22, 2021.

REVOLVE GROUP, INC.
REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of Class A common stock of Revolve Group, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 7, 2019 (File No. 333-232010) (the “Previous Form S-8”), including periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, is incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 25, 2021;

(b)

All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(c)

The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38927) filed with the Commission on June 3, 2019, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
		Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Specimen Class A common stock certificate of the Registrant	S-1/A	333- 227614	4.1	November 21, 2018
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
10.1	2019 Equity Incentive Plan	S-1/A	333- 227614	10.5	March 14, 2019
10.2	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2019 Equity Incentive Plan	S-1/A	333- 227614	10.6	March 14, 2019
10.3	Form of Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the 2019 Equity Incentive Plan	S-1/A	333- 227614	10.7	March 14, 2019
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (contained on signature page hereto)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cerritos, California on the 25th day of February, 2021.

REVOLVE GROUP, INC.

By:	/s/ Michael Karanikolas
	Name:	Michael Karanikolas
	Title:	Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Karanikolas, Jesse Timmermans and Jodi Lumsdaine Chapin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of the Registrant) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael Karanikolas	Co- Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2021
Michael Karanikolas

/s/ Michael Mente	Co- Chief Executive Officer and Director	February 25, 2021
Michael Mente

/s/ Jesse Timmermans	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2021
Jesse Timmermans

/s/ Melanie Cox	Director	February 25, 2021
Melanie Cox

/s/ Hadley Mullin	Director	February 25, 2021
Hadley Mullin

/s/ Marc Stolzman	Director	February 25, 2021
Marc Stolzman

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